Exhibit 10.1

AMENDED AND RESTATED

SHAREHOLDERS AGREEMENT,

dated as of February 5, 2015,

by and among

QUINTILES TRANSNATIONAL HOLDINGS INC.

and

CERTAIN SHAREHOLDERS

TABLE OF CONTENTS

RECITALS		1

ARTICLE I CERTAIN DEFINITIONS		2

1.1	Defined Terms	2

ARTICLE II CORPORATE GOVERNANCE		5

2.1	Board of Directors	5

2.2	Removal	7

2.3	Vacancies	7

2.4	Committees of the Board; Subsidiary Boards and Committees	7

2.5	Obligations Following November 2015 Meeting	8

2.6	Confidential Information	9

2.7	Insurance	9

2.8	Bylaws	9

2.9	Procedures Regarding Certain Corporate Opportunities	9

ARTICLE III MISCELLANEOUS		10

3.1	Governing Law	10

3.2	Entire Agreement; Amendments	10

3.3	Term	10

3.4	Certain Actions	10

3.5	Inspection	11

3.6	Recapitalization, Exchanges, Etc., Affecting Shares	11

3.7	Waiver	11

3.8	Successors and Assigns	11

3.9	Remedies	11

3.10	Invalid Provisions	11

3.11	Headings	12

3.12	Further Assurances	12

3.13	Gender	12

3.14	Counterparts	12

3.15	Notices	12

3.16	Consent to Jurisdiction and Service of Process	14

3.17	Waiver of Jury Trial	15

ii

This AMENDED AND RESTATED SHAREHOLDERS AGREEMENT is dated as of February 5, 2015 (the “Effective Date”), by and among Quintiles Transnational Holdings Inc., a North Carolina corporation (the “Company”), Bain Capital Integral Investors 2008, L.P., a Cayman Islands exempted limited partnership, BCIP TCV, LLC, a Delaware limited liability company, BCIP Associates-G, a Delaware general partnership (and together with Bain Capital Integral Investors 2008, L.P. and BCIP TCV, LLC, the “Bain Shareholders”), TPG Quintiles Holdco II, L.P., a Delaware limited partnership (“TPG-Holdco II”), TPG Quintiles Holdco III, L.P., a Delaware limited partnership (“TPG-Holdco III”, and together with TPG-Holdco II, the “TPG Shareholders”), Dennis B. Gillings, CBE, an individual (“DG”), and each of the other individuals and entities whose names appear under the heading “DG Parties” on Annex I attached hereto (individually, a “DG Party” and collectively with each other and DG, the “DG Shareholders”), 3i US Growth Healthcare Fund 2008 L.P., a Jersey limited partnership (“3i Healthcare”), 3i U.S. Growth Partners L.P., a Jersey limited partnership (“3i Partners”), 3i Growth Capital (USA) M L.P., a Jersey limited partnership (“3i Capital M”), 3i Growth Capital (USA) E L.P., a Jersey limited partnership (“3i Capital E”), 3i Growth Capital (USA) D L.P., a Jersey limited partnership (“3i Capital D”), and 3i Growth Capital (USA) P L.P., a Jersey limited partnership (“3i Capital P” and together with 3i Healthcare, 3i Partners, 3i Capital M, 3i Capital E, and 3i Capital D, the “3i Shareholders”). Capitalized terms used and not otherwise defined herein have the respective meanings ascribed thereto in Article I.

RECITALS

WHEREAS, on January 22, 2008, Quintiles Transnational Corp., a North Carolina corporation (“QTRN”) entered into a Shareholders Agreement with the shareholders named therein (the “Shareholders Agreement”);

WHEREAS, in connection with a statutory share exchange between QTRN and the Company on December 14, 2009, the Company assumed the rights and obligations of QTRN as set forth in the Shareholders Agreement;

WHEREAS, Amendment No. 1 to the Shareholders Agreement was entered on May 8, 2013 in connection with the Company’s initial public offering;

WHEREAS, Section 5.2 of the Shareholders Agreement, as amended, provides that the Shareholders Agreement may be amended by a written instrument signed by the Company, the Bain Shareholders, the TPG Shareholders, the DG Shareholders and the 3i Shareholders, subject to certain exceptions described therein;

WHEREAS, in accordance with Section 5.5 of the Shareholders Agreement, as amended, for action to be taken by any of the Shareholder groups described above, the holders of more than 50% of the Common Stock of the Company then held by that group must vote in favor of the action; and

WHEREAS, the parties to this Amended and Restated Shareholders Agreement desire to amend and restate the Shareholders Agreement, as previously amended, in connection with transitioning the corporate governance of the Company to comply with New York Stock Exchange (“NYSE”) listing standards following the Company’s loss of “controlled company” status in November 2014.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

1.1 Defined Terms.

(a) The following capitalized terms, when used in this Agreement, have the respective meanings set forth below:

“3i Capital D” has the meaning ascribed to it in the preamble hereof.

“3i Capital E” has the meaning ascribed to it in the preamble hereof.

“3i Capital M” has the meaning ascribed to it in the preamble hereof.

“3i Capital P” has the meaning ascribed to it in the preamble hereof.

“3i Group Affiliate” means any Person that controls, is controlled by or is under common control with (i) 3i Group plc or (ii) any Person controlled by 3i Group plc.

“3i Healthcare” has the meaning ascribed to it in the preamble hereof.

“3i Nominee” has the meaning ascribed to it in Section 2.1(a)(i)e).

“3i Partners” has the meaning ascribed to it in the preamble hereof.

“3i Shareholders” has the meaning ascribed to it in the preamble hereof.

“Affiliate” means, with respect to any Person, any other Person that controls, is controlled by or is under common control with such Person. For the purposes of this definition, “control” (including, with its correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of securities, by contract or otherwise. Without limiting the generality of the foregoing, (a) with respect to any 3i Shareholder, “Affiliate” shall include (i) 3i Group plc, (ii) any 3i Group Affiliate or (iii) any Person in which 3i Group plc and/or any 3i Group Affiliate has a majority economic interest and which is managed or advised by 3i Group plc or any 3i Group Affiliate, in each case, pursuant to a written contract with such Person and (b) with respect to any TPG Shareholder, “Affiliate” shall include entities managed or controlled by TPG Capital Management, L.P., David Bonderman and/or James Coulter.

“Affiliate Transaction” has the meaning ascribed to it in Section 2.4(c).

“Agreement” means this Amended and Restated Shareholders Agreement and the exhibits and annexes hereto, as the same may be amended, modified, supplemented or restated from time to time in accordance with the terms hereof.

“Associate” means, with respect to any Person, (i) any corporation or organization of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of five (5%) percent or more of any class of equity securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a director or officer of such Person or any of its parents or Subsidiaries.

“Bain Nominee” has the meaning ascribed to it in Section 2.1(a)(i)c).

“Bain Shareholders” has the meaning ascribed to it in the preamble hereof.

“Board” means the Board of Directors of the Company.

“Commission” means the Securities and Exchange Commission.

“Common Stock” or “Shares” means the Common Stock, par value $0.01 per share, of the Company, any securities into which such Common Stock shall have been changed or any securities resulting from any reclassification or recapitalization of such Common Stock.

“Company” has the meaning ascribed to it in the preamble hereof.

“Competitor” has the meaning ascribed to it in Section 2.9(a).

“DG” has the meaning ascribed to it in the preamble hereof.

“DG Nominee” has the meaning ascribed to it in Section 2.1(a)(i)a).

“DG Party” has the meaning ascribed to it in the preamble hereof.

“DG Shareholders” has the meaning ascribed to it in the preamble hereof.

“Diluted Basis” means (A) with respect to all outstanding shares of Common Stock, all shares of Common Stock outstanding at the time of determination and all shares of Common Stock issuable upon the exercise, conversion or exchange, as applicable, of all outstanding securities exercisable, convertible or exchangeable for or into shares of Common Stock and (B) with respect to shares of Common Stock owned by one or more Shareholders, all shares of Common Stock owned by such Shareholder or Shareholders and all shares of Common Stock issuable upon the exercise, conversion or exchange, as applicable, of all securities owned by such Shareholder or Shareholders exercisable, convertible or exchangeable into shares of Common Stock.

“Disinterested Nominee” has the meaning ascribed to it in Section 2.1(a)(i)f).

“Effective Date” has the meaning ascribed to it in the preamble hereof.

“Exempted Person” has the meaning ascribed to it in Section 2.9(a).

“Independent Director” has the meaning ascribed to it in Section 2.1(c).

“Management Nominee” has the meaning ascribed to it in Section 2.1(a)(i)b).

“Nominee” and “Nominees” has the meaning ascribed to it in Section 2.1(a)(i).

“November 2015 Meeting” means the regular quarterly meeting of the Board to be held in November 2015, currently scheduled for November 5, 2015.

“NYSE” has the meaning ascribed to it in the recitals hereof.

“Person” means an individual, partnership, corporation, limited liability company or partnership, trust, unincorporated organization, joint venture, government (or agency or political subdivision thereof) or any other entity of any kind.

“QTRN” has the meaning ascribed to it in the recitals hereof.

“Registration Rights Agreement” means the Second Amended and Restated Registration Rights Agreement, dated May 14, 2013, among the Company and certain shareholders of the Company, as the same may be amended, modified or supplemented from time to time.

“Requisite Shareholders” means the Shareholders holding at least seventy percent (70%) of the aggregate Shares then outstanding and held by the Shareholders.

“Sale of the Company” means the sale of the Company (whether by merger, consolidation, recapitalization, reorganization, sale of securities, sale of assets or otherwise) in one transaction or series of related transactions to a Person or Persons that is not a Shareholder or Associate of any Shareholder pursuant to which such Person or Persons (together with its Affiliates) acquires (i) securities representing at least seventy-five percent (75%) of the voting power of the Common Stock of the Company, assuming the conversion, exchange or exercise of all securities convertible, exchangeable or exercisable for or into Common Stock, or (ii) all or substantially all of the Company’s assets on a consolidated basis.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Shareholder Group” means, generally, any particular group of Shareholders (i.e., the Bain Shareholders, the TPG Shareholders, the 3i Shareholders and the DG Shareholders).

“Shareholders” means each of the Bain Shareholders, the TPG Shareholders, the 3i Shareholders and the DG Shareholders.

“Shareholders Agreement” has the meaning ascribed to it in the recitals hereof.

“SRO” has the meaning ascribed to it in Section 2.1(a)(i)f).

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, limited liability company, association or other business entity.

“TPG-Holdco II” has the meaning ascribed to it in the preamble hereof.

“TPG-Holdco III” has the meaning ascribed to it in the preamble hereof.

“TPG Nominee” has the meaning ascribed to it in Section 2.1(a)(i)d).

“TPG Shareholders” has the meaning ascribed to it in the preamble hereof.

(b) Unless otherwise provided herein, all accounting terms used in this Agreement shall be interpreted in accordance with generally accepted accounting principles as in effect from time to time, applied on a consistent basis.

ARTICLE II

CORPORATE GOVERNANCE

2.1 Board of Directors.

(a) Election of Directors.

(i) From and after the Effective Date through the November 2015 Meeting, each Shareholder shall vote or cause to be voted all shares of Common Stock and any other voting securities of the Company over which such Shareholder has voting control, at any regular or special meeting of shareholders called for the purpose of filling positions on the Board and shall take all actions necessary, to ensure the election to the Board of the individuals listed below and no others:

a) two (2) individuals to be designated by the DG Shareholders (each a “DG Nominee”);

b) the Chief Executive Officer of the Company (the “Management Nominee”);

c) two (2) individuals to be designated by the Bain Shareholders (each a “Bain Nominee”);

d) two (2) individuals to be designated by the TPG Shareholders (each a “TPG Nominee”);

e) one (1) individual to be designated by the 3i Shareholders, which Nominee shall be designated by 3i Healthcare (the “3i Nominee”); and

f) five (5) individuals (each a “Disinterested Nominee”) who (A) are not Affiliates or Associates of any Shareholder, (B) are not employed by the Company or any Subsidiary, Affiliate or Associate of the Company and (C) qualify as “independent directors” under applicable law and in accordance with the rules and regulations of the Commission and the NYSE (or any other applicable self-regulatory organization (an “SRO”)), provided, that any actions with respect to the nomination, removal or replacement of each Disinterested Nominee pursuant to this Agreement shall be made by the Governance, Quality and Nominating Committee (or any similar committee) of the Board.

The DG Nominees, Management Nominee, Bain Nominees, TPG Nominees, 3i Nominee and Disinterested Nominees are collectively referred to as the “Nominees” and individually as a “Nominee.”

Upon the execution and delivery of this Agreement, the Board initially shall consist of the following Nominees: (i) Dennis B. Gillings, CBE, as a DG Nominee; (ii) Mireille G. Gillings, Ph.D., as a DG Nominee; (iii) Thomas H. Pike, as the Management Nominee; (iv) John Connaughton, as a Bain Nominee; (v) Christopher Gordon, as a Bain Nominee; (vi) Fred Cohen, as a TPG Nominee; (vii) Jonathan Coslet, as a TPG Nominee; (viii) Richard Relyea, as the 3i Nominee; (ix) Jack Greenberg, as a Disinterested Nominee; (x) Leonard Schaeffer, as a Disinterested Nominee; (xi) Mike Evanisko, as a Disinterested Nominee; and (xi) as soon as practicable at or following the execution of this Agreement, two individuals recommended by the Governance, Quality and Nominating Committee who qualify as Independent Directors, as Disinterested Nominees. Each Shareholder and the Company agree to use their reasonable best efforts to cause the Board to vote in favor of the nominees recommended by the Governance, Quality and Nominating Committee, as described in (xi) of the preceding sentence, to fill the vacancies on the Board resulting from an increase in the size of the Board approved in connection with entering this Agreement. Nothing contained in this Agreement shall be construed to require that a Nominee be a director, officer, employee, representative, partner, member, Affiliate or Associate of the Person who nominates such Nominee to the Board.

(ii) Following the November 2015 Meeting, the Board shall consist of the following Nominees: (i) Dennis B. Gillings, CBE, as the DG Nominee; (ii) Thomas H. Pike as the Management Nominee; (iii) either John Connaughton or Christopher Gordon, as the Bain Nominee, which the Bain Shareholders shall identify prior to the regular meeting of the Board in May 2015; (iv) Fred Cohen or Jonathan Coslet, as the TPG Nominee, which TPG shall identify prior to the regular meeting of the Board in May 2015; (v) Jack Greenberg as a Disinterested Nominee; (vi) Leonard Schaeffer as a Disinterested Nominee; (vii) Mike Evanisko as a Disinterested Nominee; and (viii) two Disinterested Nominees, to be elected to the Board as described above in Section 2.1(a)(i). The DG Shareholders, the Bain Shareholders, the TPG Shareholders and the 3i Shareholders each shall cause their Nominee not listed in this Section 2.1(a)(ii) to resign effective upon completion of the November 2015 Meeting.

(iii) At the November 2015 Meeting, each Shareholder and the Company shall use their reasonable best efforts to cause the Board to reduce its size to nine (9), effective upon completion of the November 15 Meeting, and, thereafter, each Shareholder shall vote or cause to be voted all shares of Common Stock and any other voting securities of the Company over which such Shareholder has voting control, at any regular or special meeting of shareholders called for the purpose of filling positions on the Board and shall take all actions necessary, to ensure the election to the Board of the individuals listed below and no others:

a) one (1) individual to be designated by the DG Shareholders;

b) the Chief Executive Officer of the Company;

c) one (1) individual to be designated by the Bain Shareholders;

d) one (1) individual to be designated by the TPG Shareholders; and

e) five (5) individuals who (A) are not Affiliates or Associates of any Shareholder, (B) are not employed by the Company or any Subsidiary, Affiliate or Associate of the Company and (C) qualify as “independent directors” under applicable law and in accordance with the rules and regulations of the Commission and the NYSE (or any other applicable SRO), provided, that any actions with respect to the nomination, removal or replacement of each Disinterested Nominee pursuant to this Agreement shall be made by the Governance, Quality and Nominating Committee (or any similar committee) of the Board. Nothing contained in this Agreement shall be construed to require that a Nominee be a director, officer, employee, representative, partner, member, Affiliate or Associate of the Person who nominates such Nominee to the Board.

(b) Replacements. If prior to his or her election to the Board pursuant to Section 2.1(a), any Nominee shall be unable or unwilling to serve as a director of the Company, the Shareholder Group that designated such Nominee or the Governance, Quality and Nominating Committee, as applicable, shall designate a replacement who shall then be a Nominee for purposes of Section 2.1(a).

(c) Compensation. No director shall be eligible to receive compensation from the Company for serving as a director unless such director has been affirmatively determined by the Board to be an “independent director” under applicable law and in accordance with the rules and regulations of the Commission and the NYSE (or any other applicable SRO) (an “Independent Director”).

(d) Nomination. With respect to any Nominee that is designated by a Shareholder Group pursuant to such Shareholder Group’s right to designate such Nominee, the Company shall use its reasonable best efforts to cause the Board and the Governance, Quality and Nominating Committee to, if applicable (i) include such Nominee in the slate of nominees recommended by the Board for the applicable class of directors for election by the shareholders of the Company or (ii) appoint such Nominee to fill a vacancy on the Board created by the departure of a Nominee designated by such Shareholder Group. The Company agrees to include such Nominee in the applicable proxy statement for such shareholder meeting.

(e) Chairman of the Board. Dennis Gillings shall retire as Executive Chairman of the Board as of December 31, 2015. The Company and each Shareholder shall use their reasonable best efforts to cause the Board to identify his successor as Chairman of the Board not later than the November 2015 Meeting, with such successor to begin serving as Chairman of the Board on January 1, 2016.

2.2 Removal. Except as provided below, if the Shareholder or, if applicable, the Governance, Quality and Nominating Committee (or any similar committee) of the Board, that designated a Nominee pursuant to Section 2.1(a) requests, by written notice to the other Shareholders, that such Nominee elected as a director be removed (with or without cause), such director shall be removed, and each Shareholder hereby agrees to vote all shares of Common Stock owned by such Shareholder and other securities over which such Shareholder has voting control to effect such removal or to consent in writing to effect such removal upon such request.

2.3 Vacancies. In the event that a vacancy is created on the Board at any time by the death, disability, retirement, resignation or removal (with or without cause) of a director, the Shareholder or, if applicable, the Governance, Quality and Nominating Committee (or any similar committee) of the Board, who designated such Nominee may designate a new Nominee to fill the vacancy.

2.4 Committees of the Board; Subsidiary Boards and Committees.

(a) Committees. The Board shall designate an Audit Committee, a Compensation and Talent Development Committee, and a Governance, Quality and Nominating Committee. Notwithstanding anything contained herein to the contrary, the Board may act to change the title and function of the committees of the Board, provided that at all times the Company shall maintain any committee of the Board that is required under applicable law and pursuant to applicable rules and regulations of the Commission and the NYSE (or any other applicable SRO). Except as provided below, the composition of all committees of the Board shall be as determined by the Board, provided, however, that at the Effective Date, the Company and each Shareholder agree to use their reasonable best efforts to cause the Board to appoint a majority of Independent Directors to each of the Compensation and Talent Development Committee and the Governance, Quality and Nominating Committee and to cause those committees to be composed solely of Independent Directors following the November 2015 Meeting.

(b) Board of Directors of Subsidiaries. The composition of the boards of directors and committees of all Subsidiaries of the Company shall be as determined by the Board.

(c) Certain Transactions and Investment Decisions. Notwithstanding anything to the contrary herein, after the Effective Date (i) any asset divestiture by the Company or Subsidiary of the Company in excess of $10 million shall require the affirmative vote of a majority of the Board and (ii) any transactions entered into between the Company or any of its Subsidiaries, on the one hand, and any Shareholder or Affiliate or Associate of any Shareholder, on the other hand (an “Affiliate Transaction”), shall require the affirmative vote of a majority of the Board with the Nominee(s) of the interested Shareholder abstaining from such vote. For purposes of clarity, Disinterested Nominees originally designated by Shareholders under the Shareholders Agreement will not be treated as Nominees who must abstain under this Section 2.4(c). Each Shareholder shall promptly inform the Company and such Shareholder’s Nominees, if any, of any proposed Affiliate Transaction with an Affiliate or Associate of such Shareholder; provided, however, that in the event that a Shareholder is not aware, and, in the ordinary course of its business could not reasonably be expected to be aware, that a proposed transaction is an Affiliate Transaction with an Affiliate or Associate of such Shareholder, such Affiliate Transaction shall not be deemed to violate clause (ii) of the immediately preceding sentence.

2.5 Obligations Following November 2015 Meeting. From and after the November 2015 Meeting, (A) if the Bain Shareholders, TPG Shareholders or DG Shareholders, ceases to beneficially own, collectively amongst the applicable Shareholder Group, five percent (5%) or more of the then outstanding shares of Common Stock, then such Shareholder Group shall no longer have any right to designate a Nominee, notwithstanding anything to the contrary contained herein the Bain Shareholders or TPG Shareholders shall be granted management rights reasonably necessary to qualify their respective investments as VCOC investments under Section 2510.3-101 of the U.S. Department of Labor regulations as modified by Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended, and (B) if the Bain Shareholders, TPG Shareholders or DG Shareholders, as the case may be, ceases to beneficially own, collectively amongst the applicable Shareholder Group, five percent (5%) or more of the then outstanding shares of Common Stock, then the terms of this Article II (including any obligation to vote for any of the Nominees) shall automatically terminate with respect to such Shareholder Group; provided, that with respect to clauses (A) and (B) of this Section 2.5, such five percent threshold shall be calculated using the basic weighted average number of shares of the Company’s Common Stock outstanding for the most recent fiscal period disclosed in the Company’s filings with the Commission; provided, that any of the following shall be excluded from such calculation: (i) shares of Common Stock issued by the Company in connection with an acquisition by the Company approved by the Board and (ii) shares of Common Stock issued by the Company (other shares issued in its initial public offering and any shares of Common Stock issued in connection with a registration relating to the sale of securities to participants in a Company employee stock option, stock purchase or similar employee benefit plan registered on Form S-8). Once any Shareholder Group no longer has the right to designate a Nominee as described earlier in this paragraph, such Shareholder Group shall (i) promptly notify the Company in writing of such fact and (ii) if requested in writing by a majority of the Independent Directors of the Company, cause a director designated as a Nominee of such Shareholder Group to tender his or her resignation from the Board, which shall be effective immediately prior to the next annual meeting of shareholders of the Company (regardless of whether the term of the director so resigning would otherwise expire at that meeting) or at any earlier date, in the discretion of the director. In considering whether to request such a resignation, the Independent Directors of the Company shall comply with the procedures set forth in a Policy for Independent Director Consideration of Board Resignations, which shall have been approved by the Board.

2.6 Confidential Information. Each Shareholder hereby agrees and acknowledges that the Nominees designated by such Shareholder may share confidential, nonpublic information about the Company with such Shareholder.

2.7 Insurance. The Company shall use all commercially reasonable efforts to obtain for itself customary director and officer indemnity insurance on commercially reasonable terms.

2.8 Bylaws. The Shareholders hereby agree not to, and agree to cause their respective Nominees not to take any action to, amend the Bylaws or Articles of Incorporation of the Company in any manner inconsistent with this Article II.

2.9 Procedures Regarding Certain Corporate Opportunities.

(a) In the event that a director of the Company who was designated as a Nominee to the Board by an Exempted Person’s applicable Shareholder Group has actual knowledge that an investment has been made after the date hereof in a Competitor by a late stage private equity fund managed by an Exempted Person, such Exempted Person shall notify the Company thereof as promptly as practicable after the making of such investment and cooperate reasonably with the Company at its request to create appropriate protective procedures with respect to the flow of information; provided that the foregoing shall not be required if prohibited by law, regulation, contractual obligation or otherwise. This provision is in addition to any other duties the designated Nominee may have at law as a result of the investment, after giving effect to any provisions in the Company’s Articles of Incorporation relating to corporate opportunities. Solely for purposes of this Section 2.9 (i) “Competitor” means any pharmaceutical services organization that provides either clinical research or contract sales services to customers in the pharmaceutical, biotechnology or medical device industries; provided, that a fully integrated pharmaceutical, biotechnology or medical device company that may occasionally provide these types of services to third parties, but that does not derive significant revenues from such services, shall not be deemed a “Competitor” pursuant to this Section 2.9 and (ii) “Exempted Person” shall have the meaning ascribed to such term in the Company’s Articles of Incorporation.

(b) Notwithstanding any provisions in the Company’s Articles of Incorporation relating to corporate opportunities, prior to any investment in any of Pharmaceutical Product Development, Inc., Covance, Inc., PAREXEL International Corporation, inVentiv Health, Inc., ICON plc, PRA International, Inc., PDI, Inc., Publicis Touchpoint Solutions, Inc., United Drug plc, or any of their successors or controlled affiliates, by a late stage private equity fund managed by an Exempted Person, such Exempted Person shall give written notice of such proposed investment to the Board and shall not consummate such investment unless it is approved by a disinterested majority of the Board in its discretion (which approval shall be deemed to have been given if the Board does not notify such Exempted Person otherwise within 21 days of the notice of the proposed investment having been received). A violation of this Section 2.9(b) shall not be subject to any limitations on liability contained in any provisions related to corporate opportunities in the Company’s Articles of Incorporation. For the avoidance of doubt, the restrictions contained in this Section 2.9(b) shall not apply to any hedge fund, venture fund, debt fund or other non-late stage private equity fund managed by an Exempted Person.

ARTICLE III

MISCELLANEOUS

3.1 Governing Law. The corporate laws of the State of North Carolina will govern all questions concerning the relative rights of the Company and the Shareholders hereunder to the extent such laws are applicable. All other questions concerning the construction, validity and interpretation of this Agreement shall be governed and construed in accordance with the domestic laws of the State of New York.

3.2 Entire Agreement; Amendments. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and may be amended, modified or supplemented only by a written instrument duly executed by the Company, the Bain Shareholders, the TPG Shareholders, the DG Shareholders and the 3i Shareholders, in each case to the extent this Agreement is then in effect with respect to such Shareholder Group. Subject to Section 2.8 of this Agreement, in the event of an amendment, modification or supplement of this Agreement in accordance with its terms, the Shareholders hereby agree to vote their Shares to approve any necessary amendments to the Articles of Incorporation and Bylaws of the Company resulting therefrom. Each of the Shareholders and the Company hereby agree that any previous agreement among such parties relating to the specific subject matter hereof is superseded by this Agreement.

3.3 Term. This Agreement will continue in full force and effect until January 22, 2018; provided, that this Agreement may be renewed and extended in accordance with applicable provisions of the North Carolina Business Corporation Act for additional 10-year terms prior to completion of the prior term by written instrument executed by the Shareholders holding more than fifty percent (50%) of the total number of shares of Common Stock held by the Shareholders then party to this Agreement, provided, further, that this Agreement shall automatically terminate upon the earliest to occur of (i) a Sale of the Company and (ii) effectiveness of a written instrument electing to terminate this Agreement duly executed by the Requisite Shareholders; provided further that with respect to the 3i Shareholders, this agreement shall automatically terminate (including for the avoidance of doubt, any and all provisions relating to the 3i Nominee) immediately following the November 2015 Meeting and the resignation of the 3i Nominee. Upon termination of this Agreement, Article I and Article III (except for the second sentence of Section 3.2) shall survive termination. Notwithstanding anything contained herein to the contrary, any particular Shareholder Group that, collectively, holds less than five percent (5%) of the then outstanding shares of Common Stock may elect, by written notice to the Company, to (A) withdraw all Shares held by such Shareholder Group from this Agreement (such Shares so withdrawn, the “Withdrawn Shares”) and (B) terminate this Agreement with respect to such Shareholders, individually and with respect to such Shareholder Group (collectively, the “Withdrawing Shareholders”). From the date of delivery of such withdrawal notice, the Withdrawn Shares shall cease to be Shares subject to this Agreement and the Withdrawing Shareholders shall cease to be parties to this Agreement and shall no longer be subject to the obligations of this Agreement or have rights under this Agreement.

3.4 Certain Actions. Unless otherwise expressly provided herein, whenever any action is required under this Agreement by:

(a) the Bain Shareholders, it shall be by the affirmative vote of the holders representing more than fifty percent (50%) of the total number of shares of Common Stock on a Diluted Basis then held by the Bain Shareholders as a group, or as otherwise agreed in writing by the Bain Shareholders as a group;

(b) the TPG Shareholders, it shall be by the affirmative vote of the holders representing more than fifty percent (50%) of the total number of shares of Common Stock on a Diluted Basis then held by the TPG Shareholders as a group, or as otherwise agreed in writing by the TPG Shareholders as a group;

(c) the 3i Shareholders, it shall be by the affirmative vote of the holders representing more than fifty percent (50%) of the total number of shares of Common Stock on a Diluted Basis then held by the 3i Shareholders as a group, or as otherwise agreed in writing by the 3i Shareholders as a group; or

(d) the DG Shareholders, it shall be by the affirmative vote of the holders representing more than fifty percent (50%) of the total number of shares of Common Stock on a Diluted Basis then held by the DG Shareholders as a group, or as otherwise agreed by the DG Shareholders as a group.

The Shareholders hereby agree, notwithstanding anything to the contrary in any other agreement or at law or in equity, that when any Shareholder takes any action under this Agreement or pursuant to applicable law to give or withhold its consent in its capacity as a Shareholder, such Shareholder shall have no duty (fiduciary or other) to consider the interests of the Company or the other Shareholders, may act exclusively in its own interest and shall have only the duty to act in good faith; provided, however, that the foregoing shall in no way affect the obligations of the parties hereto to comply with the provisions of this Agreement.

3.5 Inspection. For so long as this Agreement shall remain in effect, this Agreement shall be made available for inspection by any Shareholder at the principal executive offices of the Company.

3.6 Recapitalization, Exchanges, Etc., Affecting Shares. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Shares, to any and all shares of the Company capital stock or any successor or assign of the Company (whether by merger, consolidation, share exchange, sale of assets, or otherwise, including shares issued by a parent corporation in connection with a triangular merger) which may be issued in respect of, in exchange for, or in substitution of, any Shares and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, reclassifications and the like occurring after the date hereof.

3.7 Waiver. No waiver by any party of any term or condition of this Agreement, in one or more instances, shall be valid unless in writing, and no such waiver shall be deemed to be construed as a waiver of any subsequent breach or default of the same or similar nature.

3.8 Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that nothing contained herein shall permit the transfer of any rights set forth herein other than with the prior written consent at any time of the Requisite Shareholders.

3.9 Remedies. In the event of a breach by any party to this Agreement of its obligations under this Agreement, any party injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages and costs (including reasonable attorneys’ fees), will be entitled to specific performance of its rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

3.10 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

3.11 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof. Unless the context otherwise expressly requires, all references herein to Articles, Sections and Exhibits are to Articles and Sections of, and Exhibits to, this Agreement. The words “herein,” “hereunder” and “hereof” and words of similar import refer to this Agreement as a whole and not to any particular Section or provision. The words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation.”

3.12 Further Assurances. Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

3.13 Gender. Whenever the pronouns “he” or “his” are used herein they shall also be deemed to mean “she” or “hers” or “it” or “its” whenever applicable. Words in the singular shall be read and construed as though in the plural and words in the plural shall be construed as though in the singular in all cases where they would so apply.

3.14 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. The execution and delivery of the signature page, including the electronic delivery of the actual signature, by any party will constitute the execution and delivery of this Agreement by such party.

3.15 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission or mailed by prepaid first class mail, return receipt requested, or sent by overnight courier prepaid to the parties at the following addresses or facsimile numbers:

(a)	If to Bain Shareholder, to:

Bain Capital Partners, LLC

111 Huntington Avenue

Boston, Massachusetts 02199

Facsimile:	(617) 516-2010
Attention:	John Connaughton

with a copy to:

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, Massachusetts 02199

Facsimile:	(617) 951-7050
Attention:	Newcomb Stillwell, Esq.
Thomas Holden, Esq.

(b)	If to a TPG Shareholder, to:

TPG Capital Management, L.P.

301 Commerce Street

Suite 3300

Fort Worth, Texas 76102

Facsimile (817) 871-4088

Attention:	Clive D. Bode, Esq.

with a copy to:

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, Massachusetts 02199

Facsimile:	(617) 951-7050
Attention:	Newcomb Stillwell, Esq.
Thomas Holden, Esq.

(c)	If to a DG Shareholder, to:

GF Management Company, LLC

4825 Creekstone Drive, Suite 130

Durham, North Carolina 27703

Facsimile:	(919) 474-3082
Attention:	Dennis B. Gillings, CBE

with a copy to:

White & Case LLP

1155 Avenue of the Americas

New York, New York 10036

Facsimile:	(212) 354-8113
Attention:	John Reiss, Esq.

(d) If to a 3i Shareholder, to:

3i U.S. Growth Partners, L.P.

375 Park Avenue, Suite 3001

New York, New York 10152

Facsimile:	(212) 848-1401
Attention:	Richard Relyea

with a copy to:

Kirkland & Ellis LLP

Citigroup Center

153 East 53rd Street

New York, New York 10022

Facsimile:	(212) 446-6460
Attention:	Frederick Tanne, P.C.

(e) If to the Company, to:

Quintiles Transnational Holdings Inc.

4820 Emperor Blvd.

Durham, North Carolina 27703

Facsimile: (919) 941-7345

Attention: General Counsel, with copies to:

Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

2300 Wells Fargo Capitol Center

Post Office Box 2611

Raleigh, North Carolina 27602-2611

Facsimile: (919) 821-6800

Attention: Gerald F. Roach, Esq.

and

the Bain Shareholders

and

the TPG Shareholders

and

the DG Shareholders

and

the 3i Shareholders.

All such notices, requests and other communications will (w) if delivered personally to the address as provided in this Section 3.15 be deemed given upon delivery, (x) if delivered by facsimile transmission to the facsimile number as provided in this Section 3.15 be deemed given upon facsimile confirmation, and (y) if delivered by mail in the manner described above to the address as provided in this Section 3.15 be deemed given upon receipt and (z) if delivered by overnight courier to the address as provided in this Section 3.15, be deemed given upon receipt. Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

3.16 Consent to Jurisdiction and Service of Process. EACH OF THE PARTIES HERETO CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH OF THE PARTIES HERETO ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL AND NONAPPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. EACH OF THE PARTIES HERETO FURTHER IRREVOCABLY CONSENTS TO

THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF VIA OVERNIGHT COURIER, TO SUCH PARTY AT THE ADDRESS SPECIFIED IN THIS AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE FOURTEEN CALENDAR DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF EITHER PARTY HERETO TO SERVE ANY SUCH LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER OR TO BRING ACTIONS, SUITS OR PROCEEDINGS AGAINST THE OTHER PARTY HERETO IN SUCH OTHER JURISDICTIONS, AND IN SUCH MANNER, AS MAY BE PERMITTED BY ANY APPLICABLE LAW.

3.17 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. EACH OF THE PARTIES HERETO ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF SUCH PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE PARTIES HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

[Signature Page to Follow.]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amended and Restated Shareholders Agreement as of the date first above written.

Company:

QUINTILES TRANSNATIONAL HOLDINGS INC.

By:	/s/ James H. Erlinger III
	Name:	James H. Erlinger III
	Title:	Executive Vice President, General Counsel and Secretary

[Signature Page to Shareholders Agreement]

DG Shareholders:

/s/ Dennis B. Gillings
Dennis B. Gillings, CBE

/s/ Susan Gillings Gross
Susan Gillings Gross

GFEF LIMITED PARTNERSHIP

By:	/s/ Dennis B. Gillings
	Name:	Dennis B. Gillings, CBE
	Its:	General Partner

GILLINGS FAMILY FOUNDATION

By:	/s/ Dennis B. Gillings
	Name:	Dennis B. Gillings, CBE
	Its:	President

GF INVESTMENT ASSOCIATES LP

By:	GF Association LLC
Its:	General Partner

By:	/s/ Susan Gillings Gross
	Name:	Susan Gillings Gross
	Its:	Sole Manager

[Signature Page to Shareholders Agreement]

Bain Shareholders:

BAIN CAPITAL INTEGRAL INVESTORS 2008, L.P.

By:	Bain Capital Investors, LLC, its general partner

By:	/s/ Christopher Gordon
Name:	Christopher Gordon
Title:	Managing Director

BCIP TCV, LLC

By:	Bain Capital Investors, LLC,
its Administrative Member

By:	/s/ Christopher Gordon
	Name:	Christopher Gordon
	Title:	Managing Director

BCIP ASSOCIATES – G

By:	Bain Capital Investors, LLC,
its Managing Partner

By:	/s/ Christopher Gordon
	Name:	Christopher Gordon
	Title:	Managing Director

[Signature Page to Shareholders Agreement]

TPG Shareholders:

TPG QUINTILES HOLDCO II, L.P.

By:	TPG Advisors V, Inc.,
its general partner

By:	/s/ Ronald Cami
	Name:	Ronald Cami
	Title:	Vice President

TPG QUINTILES HOLDCO III, L.P.

By:	Tarrant Advisors, Inc.,
its general partner

By:	/s/ Ronald Cami
	Name:	Ronald Cami
	Title:	Vice President

[Signature Page to Shareholders Agreement]

3i Shareholders:

3i US GROWTH HEALTHCARE FUND 2008 L.P.

By:	3i CORPORATION
Its:	Manager

By:	/s/ Richard Relyea
Name:	Richard Relyea
Title:	Vice President

3i U.S. GROWTH PARTNERS L.P.

By:	3i CORPORATION
Its:	Manager

By:	/s/ Richard Relyea
Name:	Richard Relyea
Title:	Vice President

3i U.S. GROWTH CAPITAL (USA) M L.P.

By:	3i CORPORATION
Its:	Manager

By:	/s/ Richard Relyea
Name:	Richard Relyea
Title:	Vice President

3i U.S. GROWTH CAPITAL (USA) E L.P.

By:	3i CORPORATION
Its:	Manager

By:	/s/ Richard Relyea
Name:	Richard Relyea
Title:	Vice President

3i U.S. GROWTH CAPITAL (USA) D L.P.

By:	3i CORPORATION
Its:	Manager

By:	/s/ Richard Relyea
Name:	Richard Relyea
Title:	Vice President

[Signature Page to Shareholders Agreement]

3i U.S. GROWTH CAPITAL (USA) P L.P.

By:	3i CORPORATION
Its:	Manager

By:	/s/ Richard Relyea
Name:	Richard Relyea
Title:	Vice President

[Signature Page to Shareholders Agreement]

Annex I

Effective as of February 5, 2015

Shareholder (by group of Shareholders)	Shares of Common Stock

DG Parties:
Dennis B. Gillings, CBE	13,018,821
Susan Gillings Gross	39,678
GFEF Limited Partnership	148,231
Gillings Family Foundation	163,556
GF Investment Associates LP	1,656,897

Bain Shareholders:
Bain Capital Integral Investors 2008, L.P.	15,589,253
BCIP TCV, LLC	38,344
BCIP Associates-G	2,185

TPG Shareholders:
TPG Quintiles Holdco II, L.P.	10,650,307
TPG Quintiles Holdco III, L.P.	557,305

3i Shareholders:
3i US Growth Healthcare Fund 2008 L.P.	5,205,610
3i U.S. Growth Partners L.P.	2,490,255
3i Growth Capital M L.P.	696,797
3i Growth Capital E L.P.	1,052,164
3i Growth Capital D L.P.	156,779
3i Growth Capital P L.P.	156,780